SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

January 28, 2004

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757)629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 9.            Regulation FD Disclosure and
Item 12.          Results of Operations and Financial Condition.

                        On January 28, 2004, the Registrant issued a Press Release, attached hereto as an Exhibit 99.  The press release, which reports fourth quarter and 2003 results, includes a non-GAAP financial measure, as defined by SEC Regulation G, which is reconciled within the release.  Specifically, the release refers to fourth quarter net income excluding an after-tax charge for a voluntary separation program and an after-tax charge to recognize the impaired value of certain telecommunication assets.  This measure should be considered in addition to, not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles.  Management believes that net income excluding these two charges may be more indicative of operating results when compared to prior periods and to other companies, and it intends to use this non-GAAP financial measure for comparison purposes at its analysts' meeting scheduled today and in future comparisons to this period.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION
                                                                                    (Registrant)

                                                            _________________________________

                                                            Name:             Dezora M. Martin
                                                            Title:                Corporate Secretary

Date:  January 28, 2004

EXHIBIT INDEX

Exhibit
Number          Description

99                    On January 28, 2004, the Registrant issued a Press Release, attached hereto as an Exhibit 99.